Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated June 13, 2008, with respect to the consolidated financial statements, financial statement schedule, and internal control over financial reporting in the Annual Report of Salary.com, Inc. and subsidiaries on Form 10-K for the year ended March 31, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Salary.com, Inc. on Form S-8 (File No. 333-141204, effective March 9, 2007).

/s/ GRANT THORNTON LLP

Boston, MA June 13, 2008